Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

CISO Global, Inc.

Scottsdale, Arizona

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Form S-3 Registration Statement of our report dated March 31, 2025, relating to the consolidated financial statements of CISO Global, Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

Certified Public Accountants

Phoenix, Arizona

June 26, 2025